Exhibit 10.2

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of January 21, 2015, by and among Medbox, Inc., a Nevada corporation (the “Company”), P. Vincent Mehdizadeh (“VM”), an individual, PVM International, Inc., a California corporation (“PVM”), and Vincent Chase, Incorporated, a California corporation (“VC”) (VM, PVM and VC are sometimes collectively referred to herein as the “VM Group”) and Ned L. Siegel (“Siegel”), Mitch Lowe (“Lowe”), Jennifer Love (“Love”) and Guy Marsala (“Marsala”, and collectively with Siegel, Lowe, and Love, the “SLLM Group”). The VM Group, the SLLM Group and the Company are together sometimes referred to herein as the “Parties”).

Recitals

Each member of the VM Group are the beneficial holders of the Company’s preferred and/or common stock (all such stock referred herein together as the “VM Stock”) and have voting control over the VM Stock;

Each member of the SLLM Group are beneficial holders of the Company’s common stock (all such stock referred herein together as the “SLLM Stock”) and have voting control over the SLLM Stock;

In connection with and as a condition to that certain Agreement, dated on the date hereof, amongst certain of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree, as follows:

1.	Voting.

1.1           VM Stock and SLLM Stock.

(a)           Each of the VM Group agree to hold all shares of the VM Stock registered in their respective names or beneficially owned by them as of the date hereof subject to, and to vote VM Stock in accordance with, the provisions of this Agreement.

(b)           Each of the VM Group further agree that any and all other securities of the Company legally or beneficially acquired by each of them after the date hereof shall constitute and be included as “VM Stock” from and after the time of acquisition under the terms of this Agreement and shall be voted by the VM Group in accordance with the provisions of this Agreement.

(c)           Each of the SLLM Group agree to hold all shares of the SLLM Stock registered in their respective names or beneficially owned by them as of the date hereof subject to, and to vote SLLM Stock in accordance with, the provisions of this Agreement.

(d)           Each of the SLLM Group further agree that any and all other securities of the Company legally or beneficially acquired by each of them after the date hereof shall constitute and be included as “SLLM Stock” from and after the time of acquisition under the terms of this Agreement and shall be voted by the SLLM Group in accordance with the provisions of this Agreement.

1.2           Manner of Voting. Each of the VM Group and the SLLM Group agree to execute any written consents required to perform the obligations of this Agreement.

1.3           Board Size. At all annual or special meetings of the stockholders of the Company following the date hereof, each of the VM Group and the SLLM Group shall vote all of their respective VM Stock and SLLM Stock held by them, respectively (or the holders thereof shall consent pursuant to an action by written consent of the stockholders of the Company) so as to ensure that the size of the Company’s Board of Directors (the “Board”) shall be five (5) directors (each a “Director” and, collectively, the “Directors”).

1.4           Election of Directors. On all matters relating to the election or appointment of the Directors, each of the VM Group and the SLLM Group agree to vote all shares of VM Stock and SLLM Stock held by them, respectively, (or the holders thereof shall consent pursuant to an action by written consent of the stockholders of the Company) so as to elect members of the Board as follows:

(a)           At each election of the Directors in which the stockholders of the Company are entitled to elect members of the Board, including at any annual meeting or special meeting of the stockholders, each member of the VM Group shall vote all of their respective VM Stock so as to elect or appoint Siegel, Lowe, Love and Marsala as members of the Board, and each member of the SLLM Group shall vote all of their respective SLLM Stock so as to elect or appoint Siegel, Lowe, Love and Marsala as members of the Board. No member of the VM Group or the SLLM Group shall, at any time or for any reason, vote, consent, or take any action to remove any of Siegel, Lowe, Love or Marsala from the Board or vote, consent or take any action to add any other director to the Board or to otherwise change the composition or structure of the Board, other than as set forth in any written agreement to which the members of the VM Group and the Company are parties. With regard to any vote taken to fill any vacancy created by the resignation, removal or death of a Director elected pursuant to this Section 1.4(a), each member of the VM Group and each member of the SLLM Group shall vote (or the members of such groups shall consent pursuant to an action by written consent of the stockholders of the Company) for only those nominees selected by the Board to fill the vacancy.

1.5           Successors. The provisions of this Agreement shall be binding upon the successors in interest to any members of the VM Group and the SLLM Group. The Company shall not permit the transfer more than 10% of the VM Stock (including as a result of a series of related transactions to the same parties) on its books or issue a new certificate representing any members of the VM Stock unless and until the Person or Persons to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such Person or Persons become a party to this Agreement and agree to be bound by all the provisions hereof as if such Person or Persons were included in the VM Group.

1.6           Acknowledgements. As a result of this Agreement, the Parties concur and acknowledge that the Directors have been appointed by the shareholders for purposes of any applicable Nevada law or the Company’s bylaws.

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1.7            Waiver Of Defenses; Service Of Process. In the event that, for any reason or no reason, whether alleged breach or otherwise, VM Group violates this Agreement, VM Group waives all defenses and stipulates to the granting of an injunction enforcing the terms of this Agreement and hereby acknowledges acceptance of service of the complaint against VM Group filed by the Company in the Superior Court for the State of California in the County of Los Angeles for declaratory relief and violation of Business and Professions Code Sections 17200 et seq.

2.	REMEDIES; Termination.

2.1           Irrevocable Proxy. Each of VM, PVM and VC (each a “VM Party”) hereby appoints Guy Marsala (or in the event that Mr. Marsala is unavailable, Mitch Lowe or such other person that may be appointed by the Board), with full power of substitution, for purposes of any applicable Nevada law or the Medbox bylaws, as the proxy of such VM Party with respect to the matters set forth in this Agreement, including without limitation, election of persons as members of the Board in accordance with Section 1.4 hereof, and hereby authorizes him to represent and to vote all of such VM Party’s shares of VMS Stock in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of Section 1.4 this Agreement. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Parties in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates pursuant to Section 2.3 hereof. Each VM Party shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 2.3 hereof, grant any other proxy or power of attorney with respect to any of the VM Stock, deposit any of the VM Stock into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the VM Stock, in each case, with respect to any of the matters set forth herein. This proxy shall be limited to voting authority for the purpose of electing the parties referenced herein and shall only be used for that purpose during the term of this Agreement.

2.2           Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

2.3           Termination. This Agreement shall continue in full force and effect from the date hereof through the date that is twelve (12) months from the date hereof and is not terminable for any reason prior to such date; provided that this Agreement shall terminate if all of the SLLM Group shall have resigned.

3.	Miscellaneous.

3.1           Ownership. Each member of the VM Group represents and warrants to the Company that (a) such VM Party now owns the VM Stock, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such VM Party has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such VM Party enforceable in accordance with its terms.

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3.2           Further Action. Each VM Party or the personal representative thereof and each SLLM Party shall do all things and execute and deliver all documents as may be necessary or as may be requested by the Company to effect the terms of this Agreement.

3.3           Specific Performance. The Parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable, and the Parties waive any requirement to have any other Party obtain any bond in connection with the same. If any Party or his or her heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any Person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such Person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

3.4           Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its principles of conflicts of laws.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the Parties irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each Party irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

3.5           Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

3.6           Amendment or Waiver. This Agreement and its provisions may not be amended, modified or waived except in a writing signed by the Parties.

3.7           Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

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3.8           Successors. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

3.9           Assignment. This Agreement is not assignable by any Party.

3.10           Waiver. No waivers of any breach of this Agreement extended by any Party to any other Party shall be construed as a waiver of any rights or remedies of any other Party or with respect to any subsequent breach.

3.11           Notices. Any notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to the holder appearing on the books of the Company or at such address as such party may designate by ten (10) days advance written notice to the other parties hereto.

3.12           Entire Agreement. This Agreement, along with the settlement agreement and all other related documents, consents and agreements, constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Notwithstanding the foregoing, this Section 3.12 shall not apply with regard to any agreements to which any Director is a party with the Company or with any member of the VM Group.

3.13           Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed by facsimile, PDF or TIF signatures.

Signatures on the Following Pages

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The parties hereto have executed this Voting Agreement as of the date first above written.

THE COMPANY: MEDBOX, INC. By /s/ Guy Marsala Its: Chief Executive Officer THE VM GROUP:
PVM INTERNATIONAL, INC. By /s/ P. Vincent Mehdizadeh Its: CEO

VINCENT CHASE, INC.

By /s/ P. Vincent Mehdizadeh

Its: CEO

_/s/ P. Vincent Mehdizadeh_______________

P. Vincent Mehdizadeh

THE SLLM GROUP:

/s/ Guy Marsala_____________________

Guy Marsala

/s/ Ned L. Siegel______________________

Ned L. Siegel

/s/ Mitch Lowe________________________

Mitch Lowe

/s/ Jennifer Love _____________________

Jennifer Love